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                                  EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP
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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-66107 and 333-37837) of our report dated January 27, 1999, except as to the information presented in Note 19, for which the date is February 26, 1999, on our audits of the consolidated statements of income and comprehensive income, of shareholders' equity and of cash flows of GA Financial, Inc. for the year ended December 31, 1998, which report is incorporated by reference in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

March 27, 2001